UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2020

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Delaware	001-37482	46-2078182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, Feroz Dewan and Jeanne Jackson, each a member of our Board of Directors, informed The Kraft Heinz Company (the “Company”) of their decision not to stand for re-election to the Board of Directors at the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”). Mr. Dewan and Ms. Jackson will continue to serve through the remainder of their current terms. Mr. Dewan’s and Ms. Jackson’s decision not to stand for re-election is not the result of any disagreement with management or the Board of Directors of the Company related to our operations, policies or practices. The Board of Directors is grateful for their dedicated service to the Company. The Board of Directors has nominated Susan Mulder and Elio Leoni Sceti to stand for election at the Company’s 2020 Annual Meeting.

Ms. Mulder is the Chief Executive Officer of Nic & Zoe Co., a privately‑held woman’s apparel company, a role she has held since April 2012. Ms. Mulder is also a director of Nic & Zoe Co. Prior to joining Nic & Zoe Co., Ms. Mulder was a Senior Partner with McKinsey & Company where she was a leader in the retail and consumer practice for over 10 years specializing in marketing and organization. Ms. Mulder currently serves as a director of Sally Beauty Holdings, Inc.

Mr. Leoni Sceti is the Co-Founder, Chief Crafter and Chairman of The Craftory, a global investment house for purpose-driven CPG challenger brands, a role he has held since May 2018. Previously, Mr. Leoni Sceti served as CEO of Iglo Group, a frozen food company whose brands include Birds Eye, Findus and Iglo from May 2013 until May 2015, when the company was sold to Nomad Foods. Prior to that, Mr. Leoni Sceti was CEO of EMI Music from 2008 to 2010 and previous to that he held senior leadership roles at Procter & Gamble and then at Reckitt Benckiser, where he served as CMO, Global Head of Innovation and then Head of the European operations. Mr. Leoni Sceti is also a Trustee and a Counsellor of One Young World, a forum for young leaders from over 190 countries, and on the UK Board of Room to Read, a charity promoting education and gender equality. Mr. Leoni Sceti serves as Chairman of LSG Holdings Limited and currently serves as a director of Barry Callebaut AG and Anheuser-Busch InBev.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

March 5, 2020	By:	/s/ Rashida La Lande
Rashida La Lande
Senior Vice President, Global General Counsel and Head of CSR and Government Affairs; Corporate Secretary

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